EXHIBIT 10.1

FACTORING AGREEMENT

This Factoring Agreement (the "Agreement") is made as of April 20, 2022, by and between CSNK Working Capital Finance Corp. d/b/a Bay View Funding ("Buyer") having a place of business at 224 Airport Parkway, Suite 200, San Jose, CA 95110-3730, and Recruiter.com Group, Inc., a Nevada Corporation, Recruiter.com, Inc., a Delaware Corporation, Recruiter.com, LLC, a Delaware Limited Liability Company, Recruiter.com Recruiting Solutions, LLC, a Delaware Limited Liability Company and Recruiter.com Consulting LLC, a Texas Limited Liability Company (individually and together hereinafter referred to as “Seller”) having its principal place of business and chief executive office at 123 Farmington Avenue, Suite 252, Bristol, CT 06010-4200 with an additional address located at 500 Seventh Avenue, New York, NY 10018-4502.

Section 1.  DEFINITIONS.  When used herein, the following terms shall have the following meanings:

1.1.       “Account Balance” shall mean, on any given day, the gross amount of all Purchased Receivables unpaid on that day.

1.2.       “Account Debtor” shall have the meaning set forth in the Uniform Commercial Code as enacted in the State of California (“UCC”) and shall include any person liable on any Receivable, including without limitation, any guarantor of the Receivable and any issuer of a letter of credit or banker's acceptance.

1.3.       “ACH” shall mean the Automated Clearing House.

1.4.       “ACH Fee” shall mean $10.00 for all ACH charges incurred by Buyer.

1.5.       “Adjustments” shall mean all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Purchased Receivable.

1.6.       “Advance” shall have that meaning as set forth in Section 2.1 herein.

1.7.       “Advance Percentage” shall be eighty five percent (85%), which may be adjusted pursuant to Section 13.13 herein.

1.8.       “Avoidance Claim” shall mean the assertion, complaint, judgment or otherwise against Buyer, that any payment Buyer received with respect to any Receivable, whether the amount related thereto was paid by the Account Debtor, the Seller, or on behalf of Seller or for its benefit, or any lien granted to Buyer is avoidable (or recoverable from Buyer) under the United States Bankruptcy Code, any other debtor relief statute, including but not limited to, preference claims, fraudulent transfer claims, or through receivership, assignment for the benefit of creditors or any equivalent recovery law, rule or regulation which relates to the adjustment of debtor and creditor relations.

1.9.       “Collections” shall mean all good funds received by Buyer from or on behalf of an Account Debtor with respect to Purchased Receivables.

1.10.    “Dispute” shall mean a dispute, claim, or defense of any kind whatsoever, whether valid or invalid, asserted by an Account Debtor, that may reduce the amount collectible by Buyer from an Account Debtor.  Buyer is under no obligation to investigate the merits of any Dispute.

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1.11.    “Early Termination Fee” shall have that meaning as set forth in Section 10 herein.

1.12.    “Event of Default” shall have that meaning as set forth in Section 9 herein.

1.13.    “Facility Fee” shall have that meaning as set forth in Section 3.5 herein.

1.14.    “Factoring Fee” shall have that meaning as set forth in Section 3.6 herein.

1.15.    “Initial Funding Date” shall mean the date in which Buyer makes the first purchase of any Receivable pursuant to this Agreement.

1.16.    “Initial Term” shall be twelve (12) months after the Initial Funding Date.

1.17.    “Insolvent” shall mean with respect to an Account Debtor that such Account Debtor has filed, or has had filed against it, any bankruptcy case, or has made an assignment for the benefit of creditors.

1.18.    “Invalid Invoice Fee” shall be Ten Percent (10%) of the face amount of any Purchased Receivable which violates Seller’s warranty in Section 6.1 herein.

1.19.    “Maximum Credit” shall have that meaning as set forth in Section 2.1 herein.

1.20.    “Misdirected Payment Fee” shall be Ten Percent (10%) of the face amount of any Purchased Receivable for which Seller violates the warranty set forth in Section 3.3 herein.

1.21.    “Missing Notation Fee” shall be Ten Percent (10%) of the face amount of any Purchased Receivable for which Seller violates the warranty set forth in Section 2.5 herein.

1.22.    “Obligations” shall mean the obligation to pay and perform when due all debts and all obligations, liabilities, covenants, agreements, guarantees, warranties and representations of Seller to Buyer, of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable from Seller to Buyer; howsoever created, incurred, acquired, arising or evidenced; whether primary, secondary, direct, absolute, contingent, fixed, secured, unsecured, or otherwise; whether as principal or guarantor; acquired by assignment, liquidated or unliquidated; certain or uncertain; determined or undetermined; due or to become due; as a result of present or future advances or otherwise; joint or individual; pursuant to or caused by Seller’s breach of this Agreement, or any other present or future agreement or instrument, or created by operation of law or otherwise; evidenced by a written instrument or oral; created directly between Buyer and Seller or restitution claims owed by Seller to a third party and acquired by Buyer from such third party, monetary or nonmonetary.

1.23.    “Online Reporting Service” shall mean the system set up on Buyer’s website where Seller provides Buyer with the pertinent data necessary for Buyer to purchase Receivables under this Agreement and otherwise administer this Agreement.

1.24.    “Online Statement of Account” shall have that meaning as set forth in Section 3.1 herein.

1.25.    “Payment Period” shall be ninety (90) calendar days from an invoice date.

1.26.    “Permitted Lien” shall be the lien granted to (N/A).

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1.27.    “Prime Rate” shall have that meaning as set forth in Section 3.7 herein.

1.28.    “Purchased Receivables” shall mean all Receivables arising out of the invoices and other agreements identified on or delivered with any Schedule of Accounts delivered by Seller to Buyer which Buyer elects to purchase and for which Buyer makes an Advance.

1.29.    “Receivable” shall mean accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, banker’s acceptances, and rights to payment, and all proceeds thereof.

1.30.    “Reconciliation Period” shall, unless otherwise notified by Buyer to Seller, mean a weekly calendar period.

1.31.    “Renewal Term” shall be a twelve (12) month period in which this Agreement is renewed pursuant to Section 10.

1.32.    “Replacement Financing” shall refer to an asset based loan or traditional bank loan from Heritage Bank of Commerce.

1.33.     “Repurchased Receivable” shall refer to a Purchased Receivable which the Seller has become obligated to Repurchase under Section 4.1 hereof.

1.34.    “Reserve” shall have that meaning as set forth in Section 2.4 herein.

1.35.    “Returned Check Fee.”  Seller shall pay to Buyer a fee in the amount of $30.00 in the event a notice is received of a returned check for any payment processed on behalf of Seller.

1.36.    “Schedule of Accounts” shall mean a Bill of Sale signed by a representative of Seller which accurately identifies the Receivables which Buyer, at its election, may purchase, and includes for each such Receivable the correct amount owed by the Account Debtor, the name and address of the Account Debtor, the invoice number, and the invoice date.

1.37.    “Wire Fee” $20.00 for all domestic wire charges and $50.00 for all foreign wire charges incurred by Buyer.

1.38.    “Write Off Period” shall mean twelve (12) calendar months from the date Buyer purchases a Receivable.

1.39.    UCC Definitions: all other capitalized terms not otherwise defined herein shall have that meaning as set forth in the UCC as enacted in the State of California.

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Section 2.  PURCHASE AND SALE OF RECEIVABLES

2.1.       Acceptance of Receivables.  Buyer shall have no obligation to purchase any Receivable listed on a Schedule of Accounts.  Upon acceptance, Buyer shall pay to Seller the Advance Percentage of the face amount of each Receivable Buyer desires to purchase minus ACH Fee, Wire Fee, Repurchased Receivables, Adjustments and other Obligations which are currently due under the Factoring Agreement.  Such payment shall be the "Advance" with respect to such Receivable.  The purchase price of any Receivables purchased hereunder shall be the sum of the Advance, plus any Reserve payable by Buyer to Seller relating to such Receivable.  The aggregate amount of all outstanding Advances shall not at any time exceed the lesser of Three Million Dollars ($3,000,000) (the Maximum Credit) or an amount equal to the sum of all undisputed Purchased Receivables multiplied by the Advance Percentage, less any funds in the Reserve (to be applied herein in Buyer’s sole discretion). Seller shall not request and Buyer shall not make an Advance that would cause the resulting total of all Advances to exceed the foregoing limitation.  In the event the aggregate outstanding Obligations shall at any time exceed the foregoing limitation, Seller shall immediately repay the Advances in the amount of such excess.

2.2.       ACH Authorization.  In order to facilitate the purchase of Receivables under this Agreement, and the payment of the Obligations, Seller irrevocably authorizes Buyer to initiate debits or credits through the ACH or any other wire transfer system in effect.

2.3.       Effectiveness of Sale to Buyer.  Effective upon Buyer's payment of an Advance, and in consideration of the covenants of this Agreement, Seller will have absolutely sold, transferred and assigned to Buyer, all of Seller's right, title and interest in and to each Purchased Receivable applicable to such Advance and all proceeds thereof.

2.4.       Establishment of a Reserve.  Upon the purchase by Buyer of each Purchased Receivable, Buyer shall, unless waived by Buyer in its sole discretion, establish a Reserve.  The Reserve shall be the amount by which the face amount of the Purchased Receivable exceeds the Advance or the Reserve may be established from collections which Buyer may receive on any Account, Purchased Receivable, or Proceeds of any other Collateral (the "Reserve").  The Reserve shall be a book balance maintained on the records of Buyer and shall not be a segregated fund, and may be accumulated by Buyer, or released to Seller, in any amount, in Buyer’s sole discretion.  In order to facilitate the payment and performance of all Obligations, Buyer may, at any time, in its sole discretion: (a) adjust the Reserve upward or downward; or (b) pay into the Reserve collections received on any Account, Purchased Receivable, or the Proceeds of any other Collateral.  Buyer’s maintenance of the Reserve shall not vest the Seller with any right title, or interest therein as it is understood that the Reserve is an account established to facilitate the payment and performance of all Obligations.  Buyer in its discretion may increase the Reserve to account for any potential Avoidance Claim.

2.5.       Offer to Sell Receivables.  Seller may, on the terms provided herein, from time to time factor, sell and assign to Buyer, Receivables acceptable to Buyer, in its sole discretion, at a discount below face value.  Seller will notify each Account Debtor of a Receivable purchased by Buyer that all payments thereon must be made only to Buyer.  Seller shall deliver to Buyer a signed Schedule of Accounts along with copies of invoices and purchase orders, contracts, and proof of delivery or completion of service, in a form acceptable to Buyer, in its sole discretion, with respect to any Receivable for which a request for purchase is made.  Buyer shall be entitled to rely on all of the information provided by Seller to Buyer on the Schedule of Accounts and to rely on the signature on any Schedule of Accounts as an authorized authentication by Seller.  Each invoice shall bear a notice, in form satisfactory to Buyer, that it has been sold and assigned to and is payable only to Buyer.  Seller’s failure to include such notice on the invoice shall result in the payment of the Missing Notation Fee as liquidated damages, as such damages shall be difficult to calculate or ascertain.

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Section 3.  COLLECTIONS, CHARGES AND REMITTANCES

3.1     Accounting.   Seller shall immediately upon sale of Receivables to Buyer, make proper entries on its books and records disclosing the sale thereof to Buyer.  Seller will, within fifteen (15) days of Buyer’s request therefor, furnish Buyer financial statements, tax records and all other information as reasonably requested by Buyer.  Buyer shall post all of Seller’s non-default account activity on Buyer’s website, which shall constitute Seller’s Online Statement of Account.  Provided that there is no Event of Default, Buyer shall provide Seller with continuous access to Seller to view the Online Statement of Account.  Seller shall be solely responsible for checking its Online Statement of Account.  Buyer shall not be required to send Seller any hard copies of any of the activities which constitute Seller’s Online Statement of Account unless (i) Seller is unable to access Seller’s Online Statement of Account for a period of three (3) consecutive business days, (ii) Seller informs Buyer of such access failure, and (iii) no Event of Default has occurred and is ongoing.  Any hard copies of Seller’s Online Statement of Account shall be deemed Seller’s Online Statement of Account for the purposes of this Agreement.  If Seller disputes any entry on the Online Statement of Account it shall, within thirty (30) days after the first posting of the event, send to Buyer a written exception to such event.  Unless Buyer receives a timely written exception to the activity posted to the Online Statement of Account, within thirty (30) days after it is first posted, the Online Statement of Account shall become an account stated and be deemed accepted by Seller and shall be conclusive and binding upon the Seller.

3.2     Audit Fees.  Buyer or its designee may conduct examinations of the Collateral and Seller's operations no more frequently than once per year, unless an Event of Default has occurred and is continuing, in which event the number of audits conducted will be in Buyer's reasonable discretion.  Seller shall pay Buyer audit fees reasonably incurred by Buyer, not to exceed $1,000.00 per day plus expenses per audit.  Audit fees shall be payable within thirty (30) days’ after receipt by Seller of request therefor from Buyer.

3.3     Collections.  All Collections will go directly to Buyer and Buyer shall apply all Collections to Seller's Obligations hereunder in such order and manner as Buyer may determine in its sole discretion.  Seller will hold in trust and safekeeping, as the sole property of Buyer, and immediately turn over to Buyer, in identical form received, any payment on a Purchased Receivable, or Receivable assigned to Buyer under this Agreement, that comes into Seller's possession.  In the event Seller comes into possession of a remittance comprising payments of both a Purchased Receivable and Receivable which has not been purchased by Buyer, Seller shall hold same in accordance with the provisions set forth above and immediately turn same over to Buyer, in identical form received.   Upon collection of such item and provided there is no Event of Default, Buyer shall remit to Seller its portion thereof.  Seller’s failure to comply with its duties under this Section shall result in the imposition of the Misdirected Payment Fee as liquidated damages, as such damages shall be difficult to calculate or ascertain.  Seller agrees to indemnify and save Buyer harmless from and against any and all claims, loss, costs and expenses caused by or arising out of the Receivables or any attempt by Buyer to collect same or resolve any Dispute, except to the extent the same results from the willful misconduct or gross negligence of Buyer.

3.4     Crediting of Payments.   For purposes of determining availability under this Agreement, payments on Purchased Receivables and other payments with respect to the collateral and Obligations will be credited to the Purchased Receivables of Seller upon the date of Buyer's receipt of advice from Buyer's bank that such payments have been credited to Buyer's account or in the case of payments received directly in kind by Buyer, upon the date of Buyer's deposit thereof at Buyer's bank, subject in either case to final payment and collection. Solely for the purpose of calculating fees under this Agreement, payments on Purchased Receivables and other payments with respect to collateral and Obligations shall be deemed received by Buyer three (3) business days after the date of Buyer's receipt of advice from Buyer's bank that such payments have been credited to Buyer's account or in the case of payments received directly in kind by Buyer, three (3) business days after the date of Buyer's deposit thereof at Buyer's bank, subject in either case to final payment and collection.

3.5     Facility Fee.  As consideration for Buyer forgoing other factoring transactions in the marketplace and for establishing the Maximum Credit, Seller shall pay Buyer on the date hereof, a facility fee (the "Facility Fee") in the amount of one half of one percent (0.50%) of the Maximum Credit, which fee is fully earned and non-refundable as of the date of this Agreement.  A Facility Fee will be charged for increases to the Maximum Credit, but only for the incremental increase.

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3.6     Factoring Fee.  Seller shall pay to Buyer upon purchase of Receivables by Buyer, a Factoring Fee ("Factoring Fee"), calculated by taking five hundred seventy five thousandths of one percent (0.575%) of the gross face value of a Purchased Receivable for the first thirty (30) day period from the date said Purchased Receivable is first purchased by Buyer, and a Factoring Fee of three tenths of one percent (0.30%) per fifteen (15) days thereafter (“Fee Period”) until the date said Purchased Receivable is paid in full or otherwise repurchased by Seller or otherwise written off by Buyer within the Write Off Period.

3.6.1.  Seller and Buyer acknowledge and agree that the sale of accounts contemplated and covered hereby are fully intended by the parties hereto as true sales governed by the provisions of Section 306.103 of the Texas Finance Code and Section 9.109(e) of the Texas Business and Commerce Code, as each may be amended from time to time, and, accordingly, legal and equitable title in all of Seller’s accounts sold to and purchased by Buyer from time to time hereunder will pass to Buyer.

3.7     Finance Fee.  Seller shall pay a Finance Fee to Buyer on the outstanding Advances under this Agreement at a floating rate per annum equal to the Prime Rate plus three and one quarter of one percent (Prime + three and one quarter of one percent (3.25%)) (the "Finance Rate"), which fee shall be payable and calculated as hereinafter set forth.  Seller shall pay such fee to Buyer on the first day of each month in an amount equal to (a) the quotient obtained by dividing the sum of the daily unpaid Advances outstanding on each day during the immediately preceding month by the actual number of days in such month (the "Average Daily Balance"), multiplied by (b) the quotient obtained by dividing the Finance Rate by 360, multiplied by (c) the actual number of days in the immediately preceding month.  The Finance Rate shall increase or decrease monthly, on the first day of each month, by the amount of any increase or decrease in the Prime Rate but at no time will the Finance Fee be less than six and three quarters of one percent (6.75%)(the “Floor Rate”).  For purposes of this Agreement, the "Prime Rate" is the Prime Rate publicly listed by the Western Edition of the Wall Street Journal on the first day of each month or, if the first day of such month is not a business day, on the last business day of the immediately preceding month.  In the event the Prime Rate listed by the Wall Street Journal is a range, the highest rate in the range shall be the "Prime Rate".   In no event shall the finance fee exceed the maximum rate of interest permitted by law.

3.8     Invalid Invoice Fee.  Seller shall pay Buyer the Invalid Invoice Fee immediately upon its accrual.

3.9     Misdirected Payment Fee.  Seller shall pay Buyer the Misdirected Payment Fee immediately upon its accrual.

3.10   Missing Notation Fee.  Seller shall pay Buyer the Missing Notation Fee immediately upon its accrual.

3.11   Monthly Minimum Fee. Buyer would not have entered into this Agreement and agreed to provide Seller with the factoring arrangements hereunder unless Seller guaranteed Buyer that the sum of the Finance and Factoring Fees paid to Buyer in each month would be at least one half of one percent (0.50%) of the Maximum Credit (the "Monthly Minimum Fee"). In the event the aggregate Finance and Factoring Fees paid during any month is less than the Monthly Minimum Fee, then Seller shall pay to Buyer the amount of any deficiency (the "Supplemental Fee"), which shall be in addition to any other fees payable under this agreement.  The Supplemental Fee, if any, for any month shall be calculated and due and payable on the first business day of the succeeding month and shall be payable for each month during the current Term of this Agreement regardless of whether this Agreement is terminated prior to the expiration of the then current term.

3.12   Refund to Seller.  Provided that there does not then exist an Event of Default, as defined in Section 9, or any event or condition that with notice, lapse of time or otherwise would constitute an Event of Default, Buyer shall refund to Seller, the amount, if any, which Buyer owes to Seller at the end of the Reconciliation Period according to the accounting prepared by Buyer for that Reconciliation Period (the "Refund").  The Refund shall be an amount equal to:

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3.12.1.         The Reserve as of the beginning of that Reconciliation Period, plus

3.12.2.         The Reserve created for each Purchased Receivable paid during that Reconciliation Period, minus

3.12.3.         The Reserve created for each Repurchased Receivable, minus

3.12.4.         The total for that Reconciliation Period of:

3.12.4.1.     Finance Fee;

3.12.4.2.     Factoring Fee;

3.12.4.3.     Adjustments and/or reserves for Avoidance Claims;

3.12.4.4.     Repurchased Receivables, to the extent Buyer has agreed to accept payment thereof by deduction from the Refund; and

3.12.4.5.     The Reserve for the Account Balance as of the first day of the following Reconciliation Period.

3.12.4.6.     In the event the formula set forth in this Section results in an amount due to Buyer from Seller, Seller shall immediately make such payment to Buyer or, in Buyer’s sole discretion, assign additional Receivables to Buyer.

3.13   Standards Regarding Collections.  Buyer’s collection activities with respect to any Receivable, whether or not a Dispute exists, does not obligate Buyer to engage a collection agency or commence a legal action to collect any Receivable.  Seller acknowledges that Buyer is not a collection agency and does not provide debt collection services to Seller.  If a Receivable is not paid, for any reason, Buyer, in its sole discretion may engage a collection agency, attorney or other service provider to collect the Receivable and any fees and costs associated therewith shall constitute part of the Obligations.  Any actions which Buyer may take pursuant to this section, in its sole discretion, shall not alter Seller’s Obligations to repurchase any Receivable pursuant to Section 4 herein.

Section 4.  RECOURSE AND REPURCHASE OBLIGATIONS

4.1.       Seller's Agreement to Repurchase.  Seller agrees to pay to Buyer on demand, and repurchase in the full face amount, or any unpaid portion of, any Purchased Receivable:

4.1.1.     Which remains unpaid for the Payment Period; or

4.1.2.     With respect to which there has been any breach of warranty or representation set forth in Section 6 hereof or any breach of any covenant contained in this Agreement; or

4.1.3.     With respect to which the Account Debtor asserts any Dispute.

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Section 5.  POWER OF ATTORNEY.  Seller grants to Buyer an irrevocable power of attorney coupled with an interest authorizing and permitting Buyer (acting through any of its employees, attorneys or agents) at any time, at its option but without obligation, with or without notice to Seller, and at Seller's sole expense, to do any or all of the following, in Seller's name or otherwise: (a) Execute on behalf of Seller any document that Buyer may, in its sole discretion, deem advisable in order to perfect, maintain or improve Buyer's security interests in the Collateral or other real or personal property intended to constitute Collateral, or in order to exercise a right of Seller or Buyer, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) At any time after the occurrence of an Event of Default, execute on behalf of Seller any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property; (c) Execute on behalf of Seller, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, voting rights in any bankruptcy case, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment of satisfaction of mechanic's, materialman's or other lien; (d) Except for invoice payments from Account Debtors, at any time after the occurrence of an Event of Default, take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Seller upon any instruments, notes, acceptances, checks, drafts, money orders, bills of lading, freight bills, chattel paper or other documents, evidence of payment or Collateral that may come into Buyer's possession; (e) Upon the occurrence of any Event of Default, to receive and open all mail addressed to Seller; and, in the exercise of such right, Buyer shall have the right, in the name of Seller, to notify the Post Office authorities to change the address for the delivery of mail addressed to Seller to any such other address as Buyer may designate in its sole discretion, such right to redirect mail granted to Buyer is irrevocable, Seller shall not have the right to notify the Post Office to change the address for delivery after Buyer has exercised such right, and Buyer in its sole discretion, may dispose of any mail it receives which is not related to the Collateral; (f) Upon the occurrence of any Event of Default, to direct any financial institution which is a participant with Buyer in extensions of credit to or for the benefit of Seller, or which is the institution with which any deposit account is maintained, to pay to Buyer all monies on deposit by Seller with said financial institution which are payable by said financial institution to Seller, regardless of any loss of interest, charge or penalty as a result of payment before maturity; (g) Endorse all checks and other forms of remittances received by Buyer  “Pay to the Order of Bay View Funding,” or in such other manner as Buyer may designate; (h) At any time after the occurrence of an Event of Default, pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action  to terminate or discharge the same; (i) Grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value and execute all releases and other documents in connection therewith; (j) Pay any sums required on account of Seller's taxes or to secure the release of any liens therefore, or both; (k) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor, and make all determinations and decisions with respect to any such policy of insurance and endorse Seller's name on any check, draft, instrument or other item of payment or the proceeds of such policies of insurance; (l) Instruct any accountant or other third party having custody or control of any books or records belonging to, or relating to, Seller to give Buyer the same rights of access and other rights with respect thereto as Buyer has under Section 6.2.9 of this Agreement; and (m) Take any action or pay any sum required of Seller pursuant to this Agreement, and any other present or future agreements, at any time after Seller’s period for providing such payment to Buyer has expired. Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Buyer with respect to the foregoing shall be added to and become part of the Obligations and shall be payable on demand. In no event shall Buyer's rights under the foregoing power of attorney or any of Buyer's other rights under this Agreement be deemed to indicate that Buyer is in control of the business, management of properties of Seller.

Section 6.  SELLER'S WARRANTIES, REPRESENTATIONS AND COVENANTS.

6.1.       Receivables' Warranties, Representations and Covenants.  To induce Buyer to buy Receivables and to render its services to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Buyer in determining whether to accept Receivables as Purchased Receivables, Seller represents, warrants, covenants and agrees, with respect to each Schedule of Accounts delivered to Buyer and each Receivable described therein, that:

6.1.1.     Seller is the absolute owner of each Receivable set forth in the Schedule of Accounts and has full legal right to sell, transfer and assign such Receivables;

6.1.2.     The correct face amount of each Receivable is as set forth in the Schedule of Accounts and is not in Dispute;

6.1.3.     The payment of each Receivable is not contingent upon the fulfillment of any obligation or contract, past or future, and any and all obligations required of the Seller have been fulfilled as of the date of the Schedule of Accounts;

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6.1.4.     Each Receivable set forth on the Schedule of Accounts is based on the actual sale and delivery of goods and/or services actually rendered on terms not to exceed sixty (60) days, does not represent a sale to a parent, subsidiary or affiliate of Seller, is presently due and owing to Seller, is not past due or in default, has not been previously sold, assigned, transferred, or pledged, is not a consignment sale or bill and hold transaction, and is free of any and all liens, security interests and encumbrances other than liens, security interests or encumbrances in favor of Buyer or any other division of or affiliate of Buyer;

6.1.5.     There are no defenses, offsets, or counterclaims against any of the Purchased Receivables, and no agreement has been made under which the Account Debtor may claim any deduction or discount, except as otherwise stated in the Schedule of Accounts;

6.1.6.     At the time that Buyer makes an Advance relating to a Receivable, the Account Debtors set forth in the Schedule of Accounts, are then not insolvent and Seller has no knowledge that the Account Debtors are insolvent or may become insolvent within the Payment Period;

6.1.7.     Seller shall not take or permit any action to countermand notification to Account Debtors of Buyer's ownership of Purchased Receivables.

6.1.8.     Each Receivable shall be set forth in an invoice or written agreement subject to Buyer’s approval, and all contractual terms between Seller and the Account Debtor have been fully disclosed to Buyer.

6.1.9.     Seller’s failure to comply with the warranty in this Section shall result in the imposition of the Invalid Invoice Fee as liquidated damages as such damages shall be difficult to calculate or ascertain.

6.2.       Additional Warranties, Representations, and Covenants.  In addition to the foregoing warranties, representations and covenants, to induce Buyer to buy Receivables and to render its services to Seller, Seller hereby represents, warrants, covenants and agrees that:

6.2.1.     Seller will not assign, transfer, sell or grant any security interest in any Collateral to any other party, without Buyer's prior written consent;

6.2.2.     The Seller's name, form of organization, place of business and the place where the records concerning all receivables herein referred to are kept is set forth at the beginning of this Agreement, and Seller will give Buyer thirty (30) days advance notice in writing if such name, organization, place of business or record keeping is to be changed or a new place of business or record keeping is to be added and shall execute any documents necessary to perfect Buyer's interest in Purchased Receivables and the Collateral;

6.2.3.     Seller shall pay all of its gross payroll for employees, and all federal and state taxes, as and when due, including, without limitation, all payroll and withholding taxes and state sales taxes;

6.2.4.     Seller has not, as of the time Seller delivers to Buyer a Schedule of Accounts, or as of the time Seller accepts any Advance from Buyer, filed a voluntary petition for relief under the United States Bankruptcy Code or had filed against it an involuntary petition for relief; or is the subject of any other insolvency proceeding;

6.2.5.     Seller, if a corporation or limited liability company, is duly incorporated or organized and, at all times, in good standing under the laws of the States of Delaware, Nevada or Texas and is duly qualified in all States where such qualification is required.  Seller has all required licenses to operate its business and transacts business under no trade names or trade styles;

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6.2.6.     Seller is duly authorized to enter into this Agreement and to grant the security interest in the Collateral.

6.2.7.     Seller is now, and at all times hereafter, the sole and lawful owner of the Collateral, and with the security interest granted to Buyer, the Collateral shall be free and clear of any claims, liens, encumbrances or other interests therein, except for any Permitted Lien;

6.2.8.     All documents, reports, or other writings submitted to Buyer in connection with this Agreement shall be true and correct;

6.2.9.     Seller shall provide immediate access to Buyer to its business premises or any location where any of the Collateral is stored, in order to inspect the Seller’s business operations, Collateral or any books, records or computer data which relates to or contains any information concerning the Collateral;

6.2.10.  There is no fact which Seller has not disclosed to Buyer in writing which could materially adversely affect the Collateral, or business or financial condition of the Seller, or which are necessary to disclose in order to keep the foregoing representations from being misleading;

6.2.11.  Seller is not in violation of any federal, state or local law;

6.2.12.  Seller shall within five (5) business days notify Buyer in writing of any issue which may materially adversely affect the Collateral or Seller’s business;

6.2.13.  Seller shall not sell any of the Collateral or its assets outside the ordinary course of its business;

6.2.14.  Any change in control or ownership of Seller shall require Buyer’s written consent.

6.2.15.  Seller shall, at all times at its expense, insure all of the insurable Collateral by financially sound and reputable insurers acceptable to Buyer, against all forms of loss or damage, and shall provide that proceeds payable thereunder shall be payable directly to Buyer. Seller shall provide Buyer with the original or a certificate of each such policy of insurance which shall contain a provision requiring the insurer to give not less than twenty (20) days advance written notice to Buyer in the event of cancellation or termination of the policy for any reason whatsoever. If Seller fails to provide or pay for any such insurance, Buyer is authorized (but not obligated) to procure the same at Seller's expense. Seller agrees to deliver to Buyer, promptly as rendered, true and correct copies of all reports made to all insurance companies.

Section 7.  NOTICE OF ADJUSTMENTS.  In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6, or in the event any Dispute is asserted by any Account Debtor, Seller shall promptly advise Buyer and shall, subject to the Buyer's approval, resolve such disputes and advise Buyer of an Adjustment.  Until the disputed Purchased Receivable is repurchased by Seller and the full amount of the Purchased Receivable is paid, Buyer shall remain the absolute owner of any Purchased Receivable which is subject to Adjustment or repurchase under Section 4.1 hereof, and any rejected, returned, or recovered personal property, with the right to take possession thereof at any time.

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Section 8.  SECURITY INTEREST.  As security and collateral for the Obligations, Seller hereby grants Buyer a continuing security interest in, and assigns to Buyer, all of Seller's right, title and interest in, all now owned and after acquired Accounts, Equipment, Inventory, Financial Assets, Chattel Paper, Electronic Chattel Paper, Letters of Credit, Letters of Credit Rights, General Intangibles, Investment Property, Deposit Accounts, Documents, Instruments, Supporting Obligations, Commercial Tort Claims, the Reserve, motor vehicles, all books, records, files and computer data relating to the foregoing, and all proceeds (including insurance proceeds) of the foregoing (the “Collateral”).  Seller hereby authorizes Buyer to file any document it deems necessary to perfect its security interest in the Collateral, including but not limited to UCC-1 financing statements and any applicable amendments or continuation statements.

Section 9. DEFAULT AND REMEDIES UPON DEFAULT.

9.1.      Events of Default. If any one or more of the following events shall occur, any such event shall constitute an Event of Default by Seller: (a) Any warranty, representation, statement, report or certificate made or delivered to Buyer by Seller or any of Seller's officers, members, employees or agents now or hereafter is incorrect, false, untrue or misleading in any material respect; (b) Seller shall fail to perform or comply with or otherwise shall breach, any other term or condition contained in this Agreement, or any other agreement whether now or hereafter existing between Buyer and Seller; (c) Seller shall fail to pay or perform any other Obligation when due; (d) A material impairment of the prospect of payment or performance of the Obligations or a material impairment of the value of the Collateral or any impairment in the priority of Buyer's security interests; (e) Any event shall arise which may result or actually result in the acceleration of the maturity of the indebtedness of Seller to others under any loan or other agreement or undertaking now or hereafter existing; (f) Seller shall fail promptly to perform or comply with any term or condition of any agreement now or hereafter existing with any third party resulting in an actual or potential material adverse effect on Seller's business; (g) Any levy, assessment, attachment, seizure, lien or encumbrance for any cause or reason whatsoever, upon all or any part of the Collateral or any other asset of Seller (unless discharged by payment, release or fully bonded against not more than thirty (30) days after such event has occurred); (h) Dissolution, termination of existence, insolvency or business failure of Seller; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Seller under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect; or entry of a court order which enjoins, restrains or in any way prevents Seller from conducting all or any part of its business; or failure to pay any foreign, federal, state or local tax or other debt of Seller; (i) A notice of lien, levy or assessment is filed of record with respect to any of Seller's assets by the United States or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts now or hereafter owing to any one or more of them becomes a lien, whether choate or otherwise, upon all or any of the Collateral or any other assets of Seller (other than a lien for real property taxes which are not yet due and payable); (j) Death or insolvency or incompetency of any guarantor of any or all of the Obligations; appointment of a conservator or guardian of the person of any such guarantor; appointment of a conservator, guardian; trustee, custodian or receiver of all or any part of the assets, property or estate of, any such guarantor; revocation or termination of, or limitation of liability upon, any guaranty of any or all of the Obligations; or commencement of proceedings by or against any guarantor or surety for Seller under any bankruptcy or insolvency law; or the breach by the Guarantor of any Obligation or any other agreement with Buyer; (k) Seller makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations or if any person who has subordinated such indebtedness or obligation terminates or in any way limits his subordination agreement; (l) Seller shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any such agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Seller; (m) Seller shall conceal, remove or permit to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent transfer, voidable transaction, or similar law, or shall make any transfer of its property to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid;  (n) any change in ownership or control of Seller; or (o) Buyer at any time, acting in good faith and in a commercially reasonable manner, deems itself insecure.

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9.2.       Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, Buyer, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Seller) may do any one or more of the following: (a) Cease advancing money or extending credit to or for the benefit of Seller under this Agreement, and any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Seller hereby authorizes Buyer without judicial process to enter onto any of the Seller's premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as Buyer deems necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Buyer seek to take possession of any or all of the Collateral by Court process or through a receiver, Seller hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Buyer retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require Seller to assemble any or all of the Collateral and make it available to Buyer at a place or places to be designated by Buyer which is reasonably convenient to Buyer and Seller, and to remove the Collateral to such locations as Buyer may deem advisable; (e) place a receiver in exclusive control of Seller’s business and/or any or all of the Collateral, in order to assist Buyer in enforcing its rights and remedies; (f) Sell, ship, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time Buyer obtains possession or after further manufacturing, processing or repair; at any one or more public and/or private sale(s) (including execution sales); in lots or in bulk; for cash, exchange for other property or on credit; and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Buyer shall have the right to conduct such disposition on Seller's premises without charge for such time or times as Buyer deems fit, or on Buyer's premises, or elsewhere and the Collateral need not be located at the place of disposition. Buyer may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and, if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Seller of any liability Seller may have if any Collateral is defective as to title or physical condition at the time of sale; (g) Demand payment of, and collect any Accounts, Instruments, Chattel Paper, Supporting Obligations and General Intangibles comprising part or all of the Collateral; or (h) Demand and receive possession of any of Seller's federal and state income tax returns and the books, records and accounts utilized in the preparation thereof or referring thereto. Any and all attorneys' fees, expenses, costs, liabilities and obligations incurred by Buyer with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

9.3.       Application of Proceeds.  The proceeds received by Buyer from the disposition of or collection of any of the Collateral shall be applied to such extent and in such manner as Buyer shall determine, in its sole discretion. If any deficiency shall arise, Seller shall remain liable to Buyer therefor. In the event that, as a result of the disposition of any of the Collateral, Buyer directly or indirectly enters into a credit transaction with any third party, Buyer shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of such credit transaction or deferring the reduction thereof until the actual receipt by Buyer of good funds therefore from such third party.

9.4.       Online Access.  Upon an Event of Default, all of Seller’s rights and access to any online internet services that Buyer makes available to Seller shall be provisional pending Seller’s curing of all such Events of Default.  During such period of time, Buyer may limit or terminate Seller’s access to online services.  Seller acknowledges that the information Buyer makes available to Seller through online internet access, both before and after an Event of Default, constitutes and satisfies any duty to respond to a request for accounting or request regarding a statement of account that is referenced in the UCC.

9.5.       Standards of Commercial Reasonableness.  After an Event of Default, the parties acknowledge that it shall be presumed commercially reasonable and Buyer shall have no duty to undertake to collect any Account, including those in which Buyer receives information from an Account Debtor that a Dispute exists.  Furthermore, in the event Buyer undertakes to collect or enforce an obligation of an Account Debtor or any other person obligated on the Collateral and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Buyer may at any such time cease any further collection efforts and such action shall be considered commercially reasonable.  Before Seller may, under any circumstances, seek to hold Buyer responsible for taking any commercially unreasonable action, Seller shall first notify Buyer in writing, of all of the reasons why Seller believes Buyer has acted in any commercially unreasonable manner and advise Buyer of the action that Seller believes Buyer should take.

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9.6.       Formation of New Entity.  In the event Seller or any one or more of its principals, officers or directors during the term of this Agreement or while Seller remains liable to Buyer for any of the Obligations, (i) forms a new entity;  or (ii) has failed to disclose to Buyer at the time of the Effective Date of this Agreement an existing entity, that does business similar to that of Seller, whether in the form of a corporation, partnership, limited liability company or otherwise, such entity shall be deemed to have expressly assumed the obligations due Buyer by Seller under the Agreement.  Upon the formation of any such entity, Buyer, in addition to all of its available remedies, shall be deemed to have been granted an irrevocable power of attorney with authority to file a new financing statement with the appropriate secretary of state or UCC filing office naming the newly formed successor business or undisclosed existing business, as a debtor or new debtor.  Buyer shall have the right to notify the successor entity’s or undisclosed existing entity’s Account Debtors of Buyer’s security interest, its right to collect all Accounts, and to notify any new secured party who has sought to obtain a competing security interest of Buyer’s right in such entity’s assets.  Seller shall indemnify Buyer, pursuant to Section 13.3 herein, from any claims against Buyer which arises out of Buyer exercising any of its rights hereunder.

9.7.       Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Buyer shall have all the other rights and remedies accorded a secured party under the UCC and under any and all other applicable laws and in any other instrument or agreement now or hereafter entered into between Buyer and Seller and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Buyer of one or more of its rights or remedies shall not be deemed an election, nor bar Buyer from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Buyer to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

Section 10.  EFFECTIVENESS TERM.  This Agreement shall only become effective upon execution and delivery by Seller and acceptance by Buyer and, unless earlier terminated as provided in this Agreement, shall continue in full force and effect for the Initial Term and shall be deemed automatically renewed for a Renewal Term, and will continue to renew for each Renewal Term thereafter unless this Agreement is terminated.  Unless earlier terminated as provided in this Agreement, all Obligations shall be due and payable in full at the expiration of the Initial Term or last Renewal Term, and if the Obligations are not timely paid by the expiration of the Initial Term or such Renewal Term, then, in Buyer’s sole discretion, this Agreement may be renewed for a Renewal Term. This Agreement may be terminated prior to the end of the Initial Term or any Renewal Term as follows: (a) Seller may terminate this Agreement at the end of the Initial Term or Renewal Term without payment of an Early Termination Fee, provided Seller gives at least sixty (60) days, but not to exceed ninety (90) days written notice prior to the end of the Initial Term or any Renewal Term; (b) Seller may terminate this Agreement at any time without payment of an Early Termination Fee, provided Seller gives at least thirty (30) days’ notice and Buyer is paid off through Replacement Financing;  (c) Seller may terminate this Agreement at any time after giving Buyer at least sixty (60) days prior written notice and paying Buyer an Early Termination Fee equal to one half of one percent (0.50%) of the Maximum Credit multiplied by the number of months remaining in the then-current Term (the "Early Termination Fee").  Any partial month remaining in such Term shall constitute a full month for the purpose of calculating the Early Termination Fee.  Any such termination shall be effective upon payment to Buyer in full of all Obligations, including the Early Termination Fee; and (d) This Agreement shall automatically terminate following the occurrence of an Event of Default under Section 9.  Upon any such termination following an Event of Default, all Obligations, including the Early Termination Fee, shall be due and payable in full.  In recognition of the Buyer's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Buyer shall not be required to record any terminations or satisfactions of any of Buyer's liens on the Collateral unless and until Seller has executed and delivered to Buyer a general release in a form acceptable to Buyer.  Seller understands that this Section constitutes a waiver of its rights under Section 9-513 of the UCC. If this Agreement is terminated and Seller enters into a new financing transaction with any other financing source, Buyer is under no obligation to enter into any form of agreement with the new financing source.

Notwithstanding the foregoing, any termination of this Agreement shall not affect Buyer's security interest in the Collateral,  Buyer's ownership of the Purchased Receivables, Buyer’s Indemnity portion of the Obligations, any other rights granted to Buyer or Seller’s Obligations, and this Agreement shall continue to be effective, and Buyer's rights and remedies hereunder, including rights granted under this Agreement, the UCC, at law or in equity  shall survive such termination, until all Indemnity Obligations, and other Obligations incurred under this Agreement or in connection herewith have been completed and satisfied in full.

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Section 11.  PARTICIPATIONS; ASSIGNMENTS.  Seller understands that Buyer may from time to time transfer and assign its rights under this Agreement to one or more assignees.  Seller hereby consents to these transfers and assignments by Buyer to one or more assignees.  Seller hereby consents that any such assignee may exercise the rights of the Buyer hereunder.  Seller further hereby consents and acknowledges that any and all defenses, claims or counterclaims that it may have against the Buyer shall be limited to, and may only be brought against Buyer and may not extend to any assignee, including, but not limited to, any claims which pertain to this Agreement.  Seller consents to Buyer releasing any and all information regarding Seller and any guarantors to any assignee or potential assignee and waives any and all claims pertaining to the release of such information.  Seller and Buyer intend that any and all direct or indirect assignees of the Buyer of the type set forth above shall be the third party beneficiaries of this Agreement.

Section 12.  ONLINE USER STANDARDS.

12.1.          Online Conducting of Business.  Buyer and Seller intend to conduct virtually all of the transactions contemplated by this Agreement via email and Buyer’s Online Reporting Service.  Buyer is the sole and exclusive owner of the Online Reporting Service.  Seller hereby accepts a non-exclusive, non-transferable right to access the Online Reporting Service, upon the terms and subject to the conditions contained herein.

12.2.          Standards Regarding Conducting Business Online.  Seller and Buyer agree as follows:

12.2.1.      Buyer shall have the right to terminate Seller’s access to the Online Reporting Service upon the occurrence of an Event of Default.

12.2.2.      Seller shall not:  (i) copy the Online Reporting Service nor otherwise reproduce the same other than for normal system operation backup; (ii) translate, adapt, vary, or modify the Online Reporting Service; or (iii) disassemble, decompile or reverse engineer the Online Reporting Service.

12.2.3.      Buyer shall not be liable to Seller for any loss or damage whatsoever or howsoever caused, whether caused by tort (including negligence), breach of contract, or otherwise arising directly or indirectly in connection with the use of the Online Reporting Service.

12.2.4.      Buyer expressly excludes liability for any indirect, special, incidental or consequential loss or damage whether caused by tort (including negligence), breach of contract or otherwise, which may arise in respect of the Online Reporting Service, its use, or in respect of equipment or property, or for loss of profit, business, revenue, goodwill or anticipated savings.

12.2.5.      Seller acknowledges that any and all of the copyright, trademarks, trade names, patents, trade secrets and other intellectual property rights subsisting in or used in connection with the Online Reporting Service, including all documentation and manuals relating thereto, are, and shall remain, the sole property of the Buyer. Seller shall not, during or at any time after the expiry or termination of its use of the Online Reporting Service, in any way question or dispute the ownership by Buyer thereof.

12.2.6.      To the extent permitted by applicable law, Buyer excludes all warranties with respect to the Online Reporting Service, either express or implied, including, but not limited to, any implied warranties of satisfactory quality or fitness for any particular purpose.

12.2.7.      Seller is solely responsible for virus scanning the Online Reporting Service, and Buyer makes no representations or warranties regarding any virus associated with the Online Reporting Services.

12.2.8.      All information, data, drawings, specifications, documentation, software listings, source or object code which Buyer may have imparted and may from time to time impart to the Seller relating to the Online Reporting Service is proprietary and confidential. Seller hereby agrees that it shall use the same solely in accordance with the provisions of this Agreement and that it shall not, at any time during or after expiry or termination of this Agreement, disclose the same, whether directly or indirectly, to any third party.

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Section 13. GENERAL.

13.1     Notices. Any written notice to be given under this Agreement will be in writing addressed to the respective party as set forth in the heading to this Agreement and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy or e-mail, on the date of transmission if transmitted on a business day before 4:00 p.m. (Pacific Time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, two (2) business days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) business days after depositing in the United States mail, with postage prepaid and properly addressed. If there is more than one Seller, notice to any shall constitute notice to all; if Seller is a corporation, partnership or limited liability company, the service upon any member of the Board of Directors, general partner, managing member, officer, employee or agent shall constitute service upon Seller.

13.2     Payment in Full Checks. Seller authorizes Buyer to accept, endorse and deposit on behalf of Seller any checks tendered by an Account Debtor “in full payment” of its obligation to Seller. Seller shall not assert against Buyer any claim arising therefrom, irrespective of whether such action by Buyer affects an accord and satisfaction of Seller’s claims, under Section 3-311 of the UCC.

13.3     Indemnity. Seller shall indemnify and hold Buyer harmless from and against any and all Avoidance Actions, claims, debts, losses, demands, actions, causes of action, lawsuits, damages, penalties, judgments, liabilities, costs and expenses (including, without limitation, attorneys’ fees), of any kind or nature which Buyer may sustain or incur in connection with, or arising from, this Agreement, any other present or future agreement, or the breach by Seller of any representation, warranty, covenant or provision contained herein or therein, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Buyer relating in any way to Seller, except to the extent the same results from the willful misconduct or gross negligence of Buyer. Notwithstanding any other provision of this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive termination of this Agreement and if Seller refuses to honor its obligation to indemnity Buyer, Buyer shall be entitled to all rights and remedies under this Agreement, the UCC, at law or in equity.

13.4     Attorneys’ Fees and Costs. Seller shall forthwith pay to Buyer the amount of all actual attorneys' fees and all filing, recording, publication, search and other costs incurred by Buyer under and pursuant to this Agreement, or any other present or future agreement, or in connection with any transaction contemplated hereby or thereby, or with respect to the Collateral or the defense or enforcement of Buyer's interests (whether or not Buyer files a lawsuit against Seller), including, without limitation, charges of auditors, set-up charges, bank charges, and all office and other expenses and costs. Without limiting the generality of the foregoing, Seller shall, with respect to each and all of the foregoing, pay all actual attorneys' fees and costs Buyer incurs in order to: obtain legal advice, enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, respond to, or defend any action or proceeding; initiate any complaint to be relieved of the effect of the automatic stay in bankruptcy in order to commence or continue any foreclosure or other disposition of the Collateral or to commence or continue any action or other proceeding against Seller for relating to the Collateral; file or prosecute a claim or right in any action or proceeding, including, but not limited to, any probate claim, bankruptcy claim, third-party claim, secured creditor claim or reclamation complaint, examine, audit, count, test, copy, or otherwise inspect any of the Collateral or any of Seller's books and records; or protect, obtain possession of, lease, dispose of, or otherwise enforce any security interest in or lien on the Collateral or represent Buyer in any litigation with respect to Seller's affairs. In the event Buyer brings any lawsuit against Seller predicated on a breach of this Agreement, or in any manner relates to this Agreement, Buyer shall be entitled to recover its costs and attorneys' fees, including, but not limited to, attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Buyer may be entitled pursuant to this Section shall immediately become part of Seller's Obligations and shall be due on demand.

13.5     Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that Seller may not assign or transfer any of its rights under this Agreement without the prior written consent of Buyer, and any prohibited assignment shall be void. No consent by Buyer to any assignment shall relieve Seller or any guarantor from its liability for the Obligations. Without limiting the generality of the foregoing, all rights and benefits of Buyer under this Agreement may be exercised by any institution with which Buyer maintains any rediscount, factoring or other relationship and by any other person or entity designated by Buyer.

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13.6     Joint and Several Liability.  The liability of each Seller shall be joint and several and the compromise of any claim with, or the release of, any Seller shall not constitute a compromise with, or a release of, any other Seller.

13.7     General Waivers. The failure of Buyer at any time or times hereafter to require Seller strictly to comply with any of the provisions, warranties, terms or conditions of this Agreement or any other present or future instrument or agreement between Seller and Buyer shall not waive or diminish any right of Buyer thereafter to demand and receive strict compliance therewith and with any other provision warranty, term and condition; and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the provisions, warranties, terms or conditions of this Agreement or other instrument or agreement now or hereafter executed by Seller and delivered to Buyer shall be deemed to have been waived by any act or knowledge of Buyer or its agents or employees, but only by a specific written waiver signed by an officer of Buyer and delivered to Seller. Seller waives any and all notices or demands which Seller might be entitled to receive with respect to this Agreement, or any other agreement by virtue of any applicable law. Seller hereby waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, Account, general intangible, document or guaranty at any time held by Buyer on which Seller is or may in any way be liable, and notice of any action taken by Buyer unless expressly required by this Agreement. Seller hereby ratifies and confirms whatever Buyer may do pursuant to this Agreement and agrees that Buyer shall not be liable for the safekeeping of the Collateral or any loss or damage thereto, or diminution in value thereof, from any cause whatsoever, any act or omission of any carrier, warehouseman, bailee, forwarding agent or other person, or any act of commission or any omission by Buyer or its officers, employees, agents, or attorneys, or any of its or their errors of judgment or mistakes of fact or of law.

13.8     Electronic Signatures. The parties intend to conduct the business contemplated by this Agreement by electronic means.  Each document, which is the subject of this Agreement, that a party has transmitted electronically to the other shall be intended as and constitute an original and deemed to contain a valid signature of the party for all purposes acknowledging, consenting to, authorizing and approving the terms of this Agreement or any subject matter applicable thereto.  In furtherance of the above, Seller hereby authorizes Buyer to regard the Seller’s printed name or electronic approval for any document, agreement, assignment schedule or invoice as the equivalent of a manual signature by one of the Seller’s authorized officers or agents.  Seller’s failure to promptly deliver to Buyer any schedule, report, statement or other information required by this Agreement or any document related thereto shall not affect, diminish, modify or otherwise limit Buyer’s security interests in the Collateral or rights and remedies under this Agreement.  Buyer may rely upon, and assume the authenticity of, any such approval and material applicable to such approval as the duly confirmed, authorized and approved signature of Seller by the person approving same which constitute an Authenticated Record for purposes of the UCC and shall satisfy the requirements of any applicable statute of frauds.

13.9     Section Headings; Construction. Section headings are used herein for convenience only. Seller acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Buyer or Seller under any rule of construction or otherwise.

13.10   Limitation of Actions. Seller agrees that any claim or cause of action by Seller against Buyer, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Buyer, its directors, officers, employees, agents, accountants, or attorneys, relating in any way to Seller, shall be barred unless asserted by Seller by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within two (2) years after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Buyer, or on any other person authorized to accept service on behalf of Buyer, within thirty (30) days thereafter. Seller agrees that such six-month period provided herein shall not be waived, tolled, or extended except by the written consent of Buyer, in its sole and absolute discretion. This provision shall survive any termination, however arising, of this Agreement and any other present or future agreement.

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13.11   Severability. Should any provision, clause or condition of this Agreement be held by any court of competent jurisdiction to be void, invalid, inoperative, or otherwise unenforceable, such defect shall not affect any other provision, clause or condition, and the remainder of this Agreement shall be effective as though such defective provision, clause or condition had not been a part hereof.

13.12   Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith shall be construed together and constitute the entire, only and complete agreement between Seller and Buyer, and all representations, warranties, agreements, and undertakings heretofore or contemporaneously made, which are not set forth herein or therein, are superseded hereby.

13.13   Amendment. The terms and provisions of this Agreement may not be waived, altered, modified or amended except in a writing executed by Seller and a duly authorized officer of Buyer.

13.14   Time of Essence. Time is of the essence in the performance by Seller of each and every obligation under this Agreement.

13.15   Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and thereunder and all rights and obligations of Buyer and Seller shall be governed, construed and interpreted in accordance with the internal laws of the State of California. Seller: (i) agrees that all actions or proceedings relating directly or indirectly this Agreement or any of the Obligations shall, at the sole option of Buyer, be litigated in courts located within said state, and that, at the sole option of Buyer, the exclusive venue therefore shall be Santa Clara County, California; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Seller may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

13.16 Waiver of Right to Jury Trial/ Judicial Reference/ Arbitration.

13.16.1        Jury Waiver.  To the fullest extent permitted by applicable law, Buyer and Seller each hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, or cross-complaint (whether based upon contract, tort, or otherwise) arising out of or relating to this Agreement, the obligations or any of the transactions contemplated hereby or thereby or the parties’ actions in the negotiation, administration, or enforcement hereof or thereof.  Buyer and Seller each acknowledges that such waiver is made with full knowledge and understanding of the nature of the rights and benefits waived hereby, and with the benefit of advice of counsel of its choosing.

13.16.2        Judicial Reference.  Buyer and Seller each prefer that any dispute between them be resolved in litigation subject to the jury trial waiver set forth herein, but the California Supreme Court has held that such pre-dispute jury trial waivers are unenforceable.  This section will be applicable until: (a) the California Supreme Court holds that a pre-dispute jury trial waiver provision similar to that contained herein is valid or enforceable; or (b) the California legislature passes legislation and the governor of the State of California signs into law a statute authorizing pre-dispute jury trial waivers and as a result such waivers become enforceable.

Accordingly, Buyer and Seller each  knowingly and voluntarily agree that any civil action or proceeding involving a dispute arising out of or relating to this Agreement, shall be tried solely through a judicial reference as  provided in sections 638 through 645.2 of the California Code of Civil Procedure ("CCP") and as described herein (the “Judicial Reference”).  Buyer and Seller further realize that by agreeing to Judicial Reference as provided in CCP sections 638 through 645.2, the parties will have waived their rights to trial by jury.

Buyer and Seller each further agree that the referee shall be a retired Judge or Justice selected by mutual written agreement of the parties.  If the parties do not agree, the referee shall be selected by the Trial Court.  Buyer and Seller further agree that the filing of any law and motion hearings or the initiation of any hearings to obtain any form of a pre-judgment remedy shall not operate as a waiver of the parties’ right to trial solely through a Judicial Reference.

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A request for appointment of a referee may be heard on an ex parte or expedited basis, and Buyer and Seller agree that irreparable harm would result if ex parte relief is not granted.  The referee shall be appointed to sit with all the powers provided by law.  The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication.  The referee shall issue a decision pursuant to CCP section 644 and the referee's decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court.  The final judgment or order entered by the referee shall be fully appealable as provided by law.  Buyer and Seller reserve the right to receive findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial, which new trial, if granted, is also to be a reference proceeding under this provision.

13.16.3    Arbitration.  Although Buyer and Seller each prefer that any dispute between them be resolved solely through a bench trial or the Judicial Reference as set forth in this section, the California Supreme Court has held that a trial court may refuse to enforce a Judicial Reference agreement, and deny a motion for appointment of a referee under CCP section 638, where there is a possibility of conflicting rulings on a common issue of law or fact, or based on considerations of judicial economy specifically, the duplication of efforts, increased costs, potential delays in resolution, and an unmitigated burden on the Superior Court.

Accordingly, if the trial court refuses to enforce the appointment of a judicial referee (and no successor statute is enacted) Buyer and Seller knowingly and voluntarily agree to submit and settle any dispute, controversy or claim arising out of relating to this Agreement to arbitration.  This Agreement to submit to arbitration is presently effective but shall be enforced only in the event that the Jury Waiver and the Judicial Reference provision as set forth above and as provided in CCP sections 638 through 645.1, is held unenforceable.  The arbitration shall be conducted in Santa Clara, County, in the State of California and administered by a retired Judge or Justice selected by mutual written agreement of the parties who shall be governed by the same procedure as if the parties were proceeding by the above Judicial Reference procedure.  Buyer and Seller further agree that the filing of any law and motion hearings or the initiation of any hearings to obtain any form of a pre-judgment remedy shall not operate as a waiver of the parties’ right to submit and settle any dispute, controversy or claim arising out of relating to this Agreement to arbitration.

The arbitration procedure shall be governed by the substantive and procedural laws of the State of California, including all aspects of its arbitration law pursuant to the California Arbitration Act (“CAA”), sections 1280 through 1294.2 of the Code of Civil Procedure as amended from time to time.  If a conflict exists between the provisions of the CAA and this Agreement, the language of this Agreement shall control.  Buyer and Seller shall have all rights of discovery and remedies as they would in a California civil action pursuant to CCP section 1283.05, and the arbitration shall be governed by all of the applicable rules set forth in the Civil Discovery Act, CCP sections 2016.010 through 2036.050.  All rules of evidence applicable to proceedings at law in the State of California will be applicable to the arbitration proceeding and the arbitrator is at all times required to strictly conform to these rules.  The arbitrator shall prepare in writing and provide to the parties an award including factual findings explaining the reasons on which their decision is based.

The arbitrator shall not have the power to commit (a) errors of law or legal reasoning, (b) errors of fact, or (c) errors with regards to mixed questions of law and fact.  In addition, the arbitrator shall not reach factual conclusions unsupported by substantial evidence.  Furthermore, the arbitrator shall not have the power to render an award (a) not based on proper admissible evidence, (b) based on evidence not presented at the hearing, or (c) not in conformity with the substantive and procedural law of the State of California.

In any arbitration arising out of or related to this Agreement, the arbitrator is not empowered to award punitive or exemplary damages, except where permitted by statute, and Buyer and Seller waive any right to recover any such damages.

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If the arbitrator exceeds any of the foregoing specific powers, the award may be vacated or corrected by filing a petition pursuant to the CAA in the time frame provided in CCP sections 1280 through 1294.2 in the Superior Court for the County of Los Angeles, in the State of California.  The award is subject to review for legal error, factual error, confirmation, correction or vacatur only in a California State Court of competent jurisdiction and only pursuant to the CAA.

In reviewing the award, the Superior Court shall sit as if it were an Appellate Court, in all respects, including but not limited to the scope of review.  The decision of the Superior Court is, itself, subject to review by the California Appellate Courts.  The supervising Court shall have the power to review (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence and (b) whether, as a matter of law based on such findings of fact the award should be confirmed, corrected or vacated.  Upon such determination, judgment shall be entered in favor of either party consistent therewith.

If any portion of this arbitration provision is held invalid or unenforceable, the remainder shall still be valid and enforceable and the arbitrator and/or supervising Court as applicable shall have the power to amend the arbitration procedures set forth herein so that this Agreement shall remain enforceable and binding.

Buyer and Seller each acknowledge that the judicial referee or arbitrator will charge fees and costs to conduct the Judicial Reference or arbitration.  Buyer and Seller each agree to initially divide equally all Judicial Reference or arbitration fees and the compensation of the judicial referee or arbitrator.  Notwithstanding the foregoing, the parties each further acknowledge that the judicial referee or arbitrator may decide that one party or the other is the prevailing party in which event the non-prevailing party will be obligated to reimburse the prevailing party for all of the fees and costs imposed in connection with the Judicial Reference or the arbitration.

THE PARTIES each prefer that any dispute between them be resolved in litigation subject to the Jury Trial Waiver set forth herein, but the TEXAS Supreme Court has held that such pre-dispute jury trial waivers are unenforceable.  IN THE EVENT THAT BUYER IN ITS SOLE DISCRETION ELECTS TO BRING ANY ACTION IN TEXAS, THEN This Section will be applicable until: (i) the TEXAS Supreme Court holds that a pre-dispute jury trial waiver provision similar to that contained in herein is valid or enforceable; or (ii) the TEXAS Legislature passes legislation and the governor of the State of TEXAS signs into law a statute authorizing pre-dispute jury trial waivers, and, as a result, such waivers become enforceable.  ACCORDINGLY, THE PARTIES EACH AGREE THAT ANY CIVIL ACTION OR PROCEEDING INVOLVING A DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE,  SHALL BE TRIED SOLELY THROUGH A JUDICIAL REFERENCE AS  PROVIDED IN TEXAS CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES EACH FURTHER AGREE TO THE APPOINTMENT OF JAMS AS THE REFEREE APPOINTED TO CONDUCT THE TRIAL AND SUCH OTHER RELATED PROCEEDINGS.  THE PARTIES FURTHER AGREE THAT THE FILING OF ANY LAW AND MOTION HEARINGS OR THE INITIATION OF ANY HEARINGS TO OBTAIN ANY FORM OF A PREJUDGMENT REMEDY SHALL NOT OPERATE AS A WAIVER OF THE PARTIES’ RIGHT TO TRIAL SOLELY THROUGH A JUDICIAL REFERENCE.  THE PARTIES EACH ACKNOWLEDGE THAT THE JUDICIAL REFEREE WILL LIKELY CHARGE FEES AND COSTS OVER AND ABOVE THE FEES AND COSTS NORMALLY CHARGED BY A COURT.  THE PARTIES EACH AGREE TO INITIALLY EVENLY SPLIT THE FEES AND COSTS OF SUCH REFEREE BETWEEN THE PARTIES. NOTWITHSTANDING THE FOREGOING, THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THE REFEREE MAY DECIDE THAT ONE PARTY OR THE OTHER IS THE PREVAILING PARTY; IN WHICH EVENT, THE NON-PREVAILING PARTY WILL BE OBLIGATED TO REIMBURSE THE PREVAILING PARTY FOR ALL OF THE COSTS AND FEES PAID IN CONNECTION WITH THE HIRING OF THE REFEREE

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Seller has executed and delivered this Agreement for acceptance by Buyer as of the day and year above written.  If this Agreement is not witnessed by an authorized employee of Buyer, Seller must have their signature acknowledged by a Notary Public. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

SELLER

RECRUITER.COM GROUP, INC.

By: /s/ Miles Jennings

Name/Title: MILES JENNINGS, PRESIDENT/COO

RECRUITER.COM, LLC

By: /s/ Miles Jennings

Name/Title: MILES JENNINGS, PRESIDENT/COO OF

MANAGING MEMBER RECRUITER.COM GROUP, INC.

RECRUITER.COM RECRUITING SOLUTIONS, LLC

By: /s/ Miles Jennings

Name/Title: MILES JENNINGS, PRESIDENT/COO OF

MANAGING MEMBER RECRUITER.COM GROUP, INC.

BUYER

CSNK WORKING CAPITAL FINANCE CORP. D/B/A BAY VIEW FUNDING

By: /s/ Andrew Aquino

Title: Senior Vice President

Date: 4/27/22

RECRUITER.COM, INC.

By: /s/ Miles Jennings

Name/Title: MILES JENNINGS, PRESIDENT/CEO

RECRUITER.COM CONSULTING LLC

By: /s/ Miles Jennings

Name/Title: MILES JENNINGS, PRESIDENT/COO OF

MANAGING MEMBER RECRUITER.COM GROUP, INC

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